Exhibit 10.13

Groundwater Lease

This Groundwater Lease (this “Lease”) is entered into as of May 14, 2025 (the “Effective Date”), by and among The Texas Tech University System, an agency of the State of Texas (“TTUS”), Texas Tech University, a Texas public institution of higher education and member of the Texas Tech University System (the “University”, and together with TTUS, “Lessor”), FERMI SPE, LLC, a Delaware limited liability company (“Lessee”). Lessor and Lessee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Background:

1. Lessor is the owner of approximately 5,769 acres of land situated in Carson County, Texas, more particularly described in Exhibit A attached hereto (the “Premises”).

2. Concurrently herewith, the Parties have entered into a Ground Lease Agreement ( the “Ground Lease”), whereby Lessor has agreed to lease the Premises unto Lessee exclusively for the planning, design, development, permitting, construction and operation of an advanced energy and technology campus park and technological evolutions thereof, including, without limitation, (i) data center facilities, chip manufacturing sites, office buildings, related amenities, and/or other commercial industrial uses; (ii) nuclear generation, transmission and distribution facilities; (iii) solar energy collection, storage, conversion, generation, transmission and distribution facilities; and/or (iv) natural gas generation, transmission and distribution facilities and ancillary uses and other uses similar or related to the foregoing (collectively, the “Project”).

3. As an inducement to Lessor’s execution and delivery of the Ground Lease, Lessee desires to lease the Groundwater Rights (hereafter defined) associated with the Premises from Lessor subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual covenants and agreements set forth herein and in the Ground Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties hereby enter into this Lease and do hereby agree as follows:

Section 1 Defined Terms. Unless otherwise defined, all words and terms defined in this Lease shall have the meanings set forth below. All other capitalized terms shall have the meaning given in the Ground Lease.

“District” means the Panhandle Groundwater Conservation District, or any of its successors.

“Effective Date” has the meaning given in the preamble hereof.

“Groundwater” means all underground water, percolating water, artesian water, and other water from any and all depths and reservoirs, formations, depths and horizons beneath the surface of the earth, excluding underflow or flow in a defined subterranean channel.

“Groundwater Rights” means the exclusive right to all Groundwater in, on, under or that may be produced from the Premises, and all rights related thereto, including but not limited to the right to explore for, drill for, develop, withdraw, and/or otherwise beneficially use such Groundwater, together with all permits, licenses, or other governmental authorizations relating to any of the foregoing. Lessor further agrees that such rights include any historical usage. Groundwater Rights do not include any interest in oil, gas, or other minerals.

“Lease” has the meaning given in the preamble hereof.

“Lessee” has the meaning given in the preamble hereof, and shall include Lessee’s successors and permitted assigns.

“Lessor” has the meaning given in the preamble hereof, and shall include Lessor’s successors and permitted assigns.

“Party” and “Parties” has the meaning given in the recitals hereof.

“Premises” has the meaning given in the recitals hereof.

“Well Site” means each separate location of any wells drilled on the Premises for the production of Groundwater for the permitted uses described herein and as duly authorized by the District.

Section 2 Lease of Groundwater Rights.

(a)	Grant of Lease. Beginning on the Lease Commencement Date under the Ground Lease and continuing until the expiration or earlier termination of this Lease, Lessor hereby grants, leases and lets to Lessee the Groundwater Rights.

THE GROUNDWATER RIGHTS ARE BEING LEASED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, LATENT, OR PATENT, WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY BY LESSOR. LANDLORD HAS NOT MADE, AND HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE GROUNDWATER RIGHTS. LESSOR DOES NOT, EXPRESSLY OR IMPLIEDLY, WARRANT (I) THE QUANTITY OF GROUNDWATER IN OR UNDER THE PREMISES OR (II) THE QUALITY, PURITY, OR FREEDOM FROM CONTAMINATION OF GROUNDWATER IN OR UNDER THE PREMISES.

(b)	Lease Term. Subject to the other provisions herein contained, the term of this Lease shall commence on the Effective Date and continue until the termination or earlier expiration of the Ground Lease (the “Term”). .

(c)	Permitted Use. Lessee’s use and enjoyment of the Groundwater Rights will be limited for purposes of designing, developing, constructing, operating, maintaining, and any other use supporting the Project as contemplated in the Ground Lease.

Section 3 Royalty. For and in consideration of the lease of the Groundwater Rights hereunder, Lessee has covenanted and agreed to pay Lessor revenue rent equal to twenty-five percent (25%) of the gross revenues actually received by Lessee from water sales of water drawn from the Premises, payable in accordance with the terms of the Ground Lease (the “Royalty”). Lessee’s failure to timely pay Royalty amounts shall be an event of default under this Lease.

Section 4 Covenants of Lessee.

(a)	Permits and Approvals. Lessee acknowledges that Lessee may be prohibited by law from producing Groundwater from the Premises unless said production is in accordance with regulations promulgated by the District or any other governmental agency with lawful jurisdiction over Groundwater. Lessee, at its sole expense, shall be responsible for applying for and obtaining all necessary permits and other authorizations to explore, drill for, and produce groundwater on the Premises, including with the District. Lessor shall support Lessee’s efforts to obtain groundwater production authorizations. Lessee shall comply with all permit terms and all applicable provisions of the Texas Water Code and the rules of the District.

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Due to the unpredictability of events that might occur during the application and approval process, Lessee agrees to proceed with the application and approval process as necessary to apply for the recognition of Lessee’s rights to Groundwater and shall request authorization to produce the maximum allotted acre feet per year of Groundwater related to the Groundwater Rights allowed by law, and authorization, if necessary, to use the Groundwater Rights consistent with the terms of this Lease. Lessor agrees to support Lessee’s efforts to obtain such groundwater production authorizations.

(b)	Standard of Care. Lessee shall use the Groundwater Rights in a careful and proper manner and shall comply in all material respects with all applicable laws that relate in any manner to Lessee’s possession and use of the Groundwater Rights. Lessee shall be responsible for any necessary treating of Groundwater removed from the Well Site and for taking other appropriate measures needed to ensure that such Groundwater is suitable for use by Lessee or Lessee’s customers. Upon completion of any wells by Lessee on the Premises, Lessee will fence or otherwise secure the area upon which any production, storage, or treating equipment is situated.

(c)	Taxes, Fees and Assessments. Lessee shall be responsible for all taxes, water fees, assessments, studies, management fees, levies, charges, or other surcharges of all and every kind associated with the authorization, use and/or production of the Groundwater Rights, including but not limited to any ad valorem taxes associated with the Groundwater Rights and any fees and taxes assessed by the District or other regulatory authority

(d)	Sale, Transfer or Assignment. Lessee may not sell, assign, or transfer all or any portion of its rights hereunder without the prior consent of Lessor; provided, however, that Lessee shall be permitted to assign or transfer its rights under this Lease to any permitted assignee of Lessee’s interests under the Ground Lease. Any change, transfer, or division of rights hereunder shall not operate to enlarge the obligations or diminish the rights of the non-assigning Party. Moreover, no assignment, sale, or transfer by Lessee shall be effective unless the assignee, grantee, or transferee agrees in writing to assume full performance of all of Lessee’s rights, obligations, and/or liabilities under the terms and conditions of this Lease, and Lessee remains primarily liable for full performance of all of Lessee’s obligations and/or liabilities under the terms and conditions of this Lease.

Section 5 Indemnity by Lessee. LESSEE SHALL INDEMNIFY, PROTECT, SAVE AND KEEP HARMLESS LESSOR, ITS SUCCESSORS AND ASSIGNS, THE UNIVERSITY, TTUS, AND THEIR RESPECTIVE REGENTS, OFFICIALS, OFFICERS, DIRECTORS, PARTNERS, SHAREHOLDERS, TRUSTEES, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, AND AFFILIATES (EACH AN “INDEMNITEE”), FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, JUDGMENTS, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ACTUAL OUT-OF-POCKET COSTS AND EXPENSES AND REASONABLE LEGAL FEES (COLLECTIVELY, “CLAIMS”), OF WHATSOEVER KIND AND NATURE, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE BY A THIRD PARTY, IN ANY WAY ARISING OUT OF:

(i)	LESSEE’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER, OR ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT BY LESSEE (OR BY ANY AGENT, CONTRACTOR, SUBLESSEE OR LICENSEE THEN UPON OR USING THE PREMISES) UNDER THIS LEASE;

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(ii)	ANY FAILURE BY LESSEE TO PERFORM ANY OF THE AGREEMENTS, TERMS, COVENANTS OR CONDITIONS OF THIS LEASE; OR

(iii)	ANY FAILURE BY LESSEE TO COMPLY WITH ANY STATUTES, ORDINANCES, REGULATIONS OR ORDERS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY RELATING TO THE USE AND ENJOYMENT OF THE GROUNDWATER RIGHTS.

THE INDEMNIFICATION PROVIDED BY LESSEE IN FAVOR OF THE INDEMNITEES PURSUANT TO THIS SECTION 4 SHALL COVER ALL SUCH MATTERS EVEN IF CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE INDEMNITEES, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNITEES. IF LESSEE AND LESSOR ARE FOUND JOINTLY LIABLE BY A COURT OF COMPETENT JURISDICTION, LIABILITY WILL BE APPORTIONED COMPARATIVELY IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT WAIVING ANY SOVEREIGN IMMUNITY AVAILABLE TO LESSOR UNDER TEXAS LAW AND WITHOUT WAIVING ANY DEFENSES OF THE PARTIES UNDER TEXAS LAW.

The provisions of this Section 5 shall survive the expiration or earlier termination of this Lease.

Section 6 Default by Lessee. If Lessor determines that Lessee has materially defaulted in performance of any of Lessee’s obligations under this Lease or the Ground Lease, Lessor may provide written notice to Lessee reasonably identifying such defaults. If Lessee fails to cure such defaults within sixty (60) days after receipt of such notice from Lessor, Lessor shall have the right, in addition to all other rights and remedies available to Lessor at law or in equity, to terminate this Lease, but only with the concurrent termination of the Ground Lease by Lessor.

Section 7 Condemnation. In the event the Groundwater Rights subject to this Lease shall be taken by condemnation (including a deed given in lieu thereof), any condemnation award shall belong to Lessor.

Section 8 General Provisions.

(a)	No Waiver of Sovereign Immunity. Lessor is an agency of the State of Texas and nothing in this Lease will be construed as a waiver or relinquishment by Lessor of its right to claim such exemptions, privileges, and immunities as may be provided by the Constitution of the State of Texas or any other applicable law. Notwithstanding any provision in this Lease specifying remedies to which Lessor or Lessee shall be entitled, or stating that Lessor consents to jurisdiction of any court, no provision in this Lease or any related agreements shall constitute nor is it intended to constitute a waiver of Lessor’s or the State of Texas’ (i) sovereign immunity to suit; (ii) sovereign immunity against the recovery of money damages; or (iii) right to a jury trial for any issue arising under this Lease.

(b)	Notices. All Notices required or permitted under this Lease shall be in writing and delivered by certified mail, return receipt requested, or by a national recognized overnight courier to the addresses set forth in the preamble, or to such other addresses as a Party may designate in writing. Notices may also be sent via electronic mail with confirmation of receipt, provided that hard copies are delivered within one business day.

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(c)	Successors and Assigns. The respective rights, obligations, covenants, and indemnities provided in this Lease shall insure to the benefit of the Parties hereto, their legal representative, heirs, successors, and permitted assigns.

(d)	Dispute Resolution; Injunctive Relief. Any dispute arising out of or relating to this Lease shall be resolved pursuant to the dispute resolution procedures set forth in Article 17 of the Ground Lease. Notwithstanding the foregoing to the contrary, in the event a Party makes a good faith determination that a breach of the terms of this Lease by the other Party is such that the damages to such Party resulting from the breach will be so immediate, so large, or severe, and so incapable of adequate redress after the fact that a temporary restraining order or immediate injunctive relief is a necessary remedy, then such Party may file a pleading with a court seeking immediate injunctive relief.

(e)	Governing Law and Venue. This Lease shall be governed by and construed in accordance with the laws of the State of Texas without reference to choice of law principles thereof, and all claims relating to or arising from this Lease, or the breach of the provisions hereof, whether in tort, contract or otherwise, shall likewise be governed by, construed and enforced in accordance with the laws of the State (without regard to choice of laws or conflict of laws rules). The Parties agree that the proper venue for any action regarding this Agreement shall be in state or federal district court located in Lubbock County, Texas.

(f)	Equal Benefit of Bargain. This Lease has been reviewed and revised by legal counsel for both Lessee and Lessor, and no presumption or rule that ambiguities will be construed against the drafting party will apply to the interpretation or enforcement of this Lease.

(g)	Relationship of the Parties. The relationship between Lessor and Lessee pursuant to this Lease at all times will remain solely that of Lessor and Lessee and will not be deemed a partnership or a joint venture or members of a joint enterprise. Under no circumstances shall Lessor be liable for any losses incurred by Lessee.

(h)	Time is of the Essence. Times set forth in this Lease for the performance of obligations shall be strictly construed, time being of the essence of this Lease. All provisions in this Lease which specify or provide a method to compute a number of days for the performance, delivery, completion or observance by a Party hereto of any action, covenant, agreement, obligation or notice thereunder shall mean and refer to calendar days, unless otherwise expressly provided.

(i)	Severability. If any term or provision of this Lease, or the application of any term or provision of this Lease to a particular situation, is found by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this Lease, or the application of such term or provision of this Lease to other situations, but such term or provision, or the application thereof to a particular situation, shall be deemed modified to the extent necessary in the court’s opinion to render such term or provision (or application thereof) enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

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(j)	Waiver of Breach. The waiver of any breach of any term, covenant, or condition herein contained must be in writing and shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition herein contained.

(k)	No Third-Party Beneficiaries. Lessor and Lessee hereby renounce the existence of any third-party beneficiary to this Lease and agree that nothing contained herein will be construed as giving any other Person third party beneficiary status.

(l)	Survival. Notwithstanding the expiration or earlier termination of this Lease or the Ground Lease, the provisions of this Lease that by their nature should survive the expiration or termination of this Lease shall so survive, including, without limitation, Lessee’s indemnification obligations set forth in Article 4, and any provisions necessary to enforce the foregoing.

(m)	Entire Agreement; Modification; Further Assurances. Except for the Ground Lease and the Related Agreements, there are no other agreements, representations, or understandings between the Parties other than those expressed herein relating to the subject matter hereof. No amendment or modification of the terms hereof shall be binding unless set forth in writing signed by both Lessor and Lessee, and each party shall execute and deliver such further documents and perform such other acts as many be reasonably necessary to achieve the Parties’ intent in entering into this Lease.

(n)	Counterparts. This Lease may be signed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. The Parties agree that delivery of digital signatures shall be given the same legal effect as original signatures, and the Parties hereby agree to accept electronic delivery of digital signatures by e-mail in “pdf” form, or via Docusign, Adobe Sign, or any similar means of digital signature may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(o)	Legal Description. The Parties acknowledge that Lessee has engaged a licensed surveyor to provide a metes and bounds description of the Premises, which metes and bounds description is not final as of the Effective Date. Following completion of such updated metes and bounds survey, the Parties agree to replace the legal description attached as Exhibit A with the updated metes and bounds legal description set forth in the final updated metes and bounds survey as reasonably approved by Lessor.

(Signature Page Follows)

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In Witness Whereof, Lessor and Lessee have caused this Groundwater Lease to be duly executed by their duly authorized officers as of the day and year first above written.

Lessor:

The Texas Tech University System,
an agency of the State of Texas

By:	/s/ Tedd L. Mitchell, M.D.
Tedd L. Mitchell, M.D.
Chancellor

Texas Tech University,
a Texas public institution of higher education and member of the Texas Tech University System

By:	/s/ Lawrence Schovanec
Lawrence Schovanec
President

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In Witness Whereof, Lessor and Lessee have caused this Groundwater Lease to be duly executed by their duly authorized officers as of the day and year first above written.

Lessee:

FERMI SPE, LLC,
a Delaware limited liability company

By:	FERMI LLC,
a Texas limited liability company

By:	TMNN Manager LLC,
a Wyoming limited liability company

By:	/s/ Toby Neugebauer
Name:	Toby Neugebauer
Title:	Chief Executive Manager

By:	Caddis Capital LLC,
a Texas limited liability company

By:	/s/ Griffin Perry
Name:	Griffin Perry
Title:	Manager

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EXHIBIT A - LEGAL DESCRIPTION OF THE PREMISES